Exhibit 99.1

News Release

CONTACTS:	Sameer Gokhale (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-2219	April 21, 2016
Jim Eglseder (Investors)
(513) 534-8424
Larry Magnesen (Media)
(513) 534-8055

FIFTH THIRD ANNOUNCES FIRST QUARTER 2016 NET INCOME TO COMMON SHAREHOLDERS OF $312 MILLION, OR $0.40 PER DILUTED SHARE

•	1Q16 net income available to common shareholders of $312 million, or $0.40 per diluted common share

•	Includes a $47 million pre-tax (~$31 million after-tax) positive valuation adjustment on the remaining warrant in Vantiv, a $14 million pre-tax (~$9 million after-tax) expense related to the voluntary early retirement program, and an $8 million pre-tax (~$5 million after-tax) gain on the previously announced sale of certain branches in St. Louis. These items resulted in a net $0.03 impact on earnings per share

•	1Q16 return on average assets (ROA) of 0.93%; return on average common equity of 8.3%; return on average tangible common equity** of 9.9%

•	Pre-provision net revenue (PPNR)** of $554 million in 1Q16

•	Net interest income (FTE) of $909 million, up 1 percent sequentially and up 7 percent from 1Q15; net interest margin of 2.91%, up 6 bps sequentially

•	Average portfolio loans of $93.3 billion, down $319 million sequentially and up $2.8 billion from 1Q15; Period end portfolio loans and leases of $93.6 billion increased $1.0 billion, or 1 percent sequentially and $2.4 billion, or 3 percent, from 1Q15; the sequential and year over year increases were primarily driven by increases in C&I, residential mortgage, and commercial construction loans

•	Non-interest income of $637 million compared with $1.1 billion in the prior quarter; primarily driven by the Vantiv-related items in the prior quarter; Capital markets fees within Corporate banking revenue increased 20% from 4Q15, driven primarily by M&A advisory work

•	Non-interest expense of $986 million, up 2 percent from prior quarter, primarily driven by seasonally higher compensation-related expenses and $14 million in expense related to the voluntary early retirement program

•	Credit trends

•	1Q16 net charge-offs of $96 million (0.42% of loans and leases) increased from 4Q15 NCOs of $80 million (0.34% of loans and leases)

•	Portfolio NPA ratio of 0.88% up 18 bps from 4Q15, NPL ratio of 0.75% up 20 bps from 4Q15; total nonperforming assets (NPAs) of $830 million, including loans held-for-sale (HFS), increased $171 million sequentially

•	1Q16 provision expense of $119 million; $91 million in 4Q15 and $69 million in 1Q15

•	Strong capital ratios*

•	Common equity Tier 1 (CET1) ratio 9.81%; fully phased-in CET1 ratio of 9.72%

•	Tier 1 risk-based capital ratio 10.91%, Total risk-based capital ratio 14.66%, Leverage ratio 9.57%

•	Tangible common equity ratio** of 8.97%; 8.55% excluding securities portfolio unrealized gains/losses

•	15 million reduction in common shares outstanding during the quarter

•	Book value per share of $19.46 up 5% from 4Q15 and up 9% from 1Q15; tangible book value per share** of $16.32

*	Capital ratios estimated; presented under current U.S. capital regulations.
**	Non-GAAP measure; see Reg. G reconciliation on page 32.

Fifth Third Bancorp (Nasdaq: FITB) today reported first quarter 2016 net income of $327 million versus net income of $657 million in the fourth quarter of 2015 and $361 million in the first quarter of 2015. After preferred dividends, net income available to common shareholders was $312 million, or $0.40 per diluted share, in the first quarter of 2016, compared with $634 million, or $0.79 per diluted share, in the fourth quarter of 2015, and $346 million, or $0.42 per diluted share, in the first quarter of 2015.

First quarter 2016 included:

Income

•	$47 million positive valuation adjustment on the remaining Vantiv warrant

•	$8 million gain on sale of certain St. Louis branches as part of the previously announced branch consolidation and sales plan

•	$1 million benefit related to the valuation of the Visa total return swap

Expense

•	($15 million) in severance expense, primarily consisting of $14 million related to the voluntary early retirement program

Fourth quarter 2015 included:

Income

•	$331 million gain on the sale of Vantiv shares

•	$89 million gain on Vantiv warrant actions taken during the quarter

•	$49 million payment received from Vantiv to terminate a portion of its tax receivable agreement

•	$21 million positive valuation adjustment on the remaining Vantiv warrant

•	($10 million) charge related to the valuation of the Visa total return swap

Expense

•	($2 million) in severance expense

•	($10 million) contribution to Fifth Third Foundation

Results also included a $31 million annual payment recognized from Vantiv pursuant to the tax receivable agreement recorded in other non-interest income.

First quarter 2015 included:

Income

•	$70 million positive valuation adjustment on the Vantiv warrant

•	$37 million gain on the sale of residential mortgage loans classified as troubled debt restructurings

•	($17 million) charge related to the valuation of the Visa total return swap

•	($30 million) impairment associated with aircraft leases

Expense

•	($1 million) in severance expense

•	($2 million) in litigation reserve charges

•	($4 million) contribution to Fifth Third Foundation

Earnings Highlights

	For the Three Months Ended					% Change
	March	December	September	June	March
	2016	2015	2015	2015	2015	Seq	Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$327	$657	$381	$315	$361	(50%)	(9%)
Net income available to common shareholders	$312	$634	$366	$292	$346	(51%)	(10%)

Common Share Data
Earnings per share, basic	$0.40	$0.80	$0.46	$0.36	$0.42	(50%)	(5%)
Earnings per share, diluted	0.40	0.79	0.45	0.36	0.42	(49%)	(5%)
Cash dividends per common share	0.13	0.13	0.13	0.13	0.13	—	—

Financial Ratios
Return on average assets	0.93%	1.83%	1.07%	0.90%	1.06%	(49%)	(12%)
Return on average common equity	8.3	17.2	10.0	8.1	9.7	(52%)	(14%)
Return on average tangible common equity(b)	9.9	20.6	12.0	9.7	11.7	(52%)	(15%)
CET1 capital(c)	9.81	9.82	9.40	9.42	9.52	—	3%
Tier I risk-based capital(c)	10.91	10.93	10.49	10.51	10.62	—	3%
CET1 capital (fully-phased in)(b)(c)	9.72	9.72	9.30	9.31	9.41	—	3%
Net interest margin(a)	2.91	2.85	2.89	2.90	2.86	2%	2%
Efficiency(a)	63.8	48.0	58.2	65.4	62.3	33%	2%

Common shares outstanding (in thousands)	770,471	785,080	795,439	810,054	815,190	(2%)	(5%)
Average common shares outstanding (in thousands):
Basic	773,564	784,855	795,793	803,965	810,210	(1%)	(5%)
Diluted	778,392	794,481	805,023	812,843	818,672	(2%)	(5%)

(a)	Presented on a fully taxable equivalent basis.
(b)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(c)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets used in the calculation of the tier I risk-based capital and common equity tier 1 ratios. Current period regulatory capital ratios are estimated.

NA: Not applicable.

“First quarter results were strong despite significant market volatility,” said Greg D. Carmichael, President and CEO of Fifth Third Bancorp. “Our net interest income increased from the fourth quarter, reflecting the benefit of the Fed’s December rate hike on loan yields. In addition, we had very strong results this quarter in our fee generating businesses. At the same time the results also highlight our focus on expense management. We remain cautious about the economic outlook and are continuing to look to drive better near term performance without relying on higher interest rates.”

“The first quarter of 2016 represented a critical starting point for the planned investments we discussed in January. During the quarter we also executed other expense saving initiatives, including our early retirement offer, which will positively impact our operating leverage going forward. Despite the challenging economic environment, we are making these investments now as they will help drive revenue growth and efficiency improvements, while enhancing the quality of customer service. We believe these investments will help us generate attractive and more stable returns through business cycles.”

“Economic conditions within our footprint remain relatively unchanged, and activity levels are in line with customer sentiment. Our customers continue to embrace the changes we have made to our products, services, and delivery methods as we adapt to their evolving preferences. Our focus on the customer remains at the core of our efforts.”

Income Statement Highlights

	For the Three Months Ended					% Change
	March	December	September	June	March
	2016	2015	2015	2015	2015	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$909	$904	$906	$892	$852	1%	7%
Provision for loan and lease losses	119	91	156	79	69	31%	72%
Total non-interest income	637	1,104	713	556	630	(42%)	1%
Total non-interest expense	986	963	943	947	923	2%	7%

Income before income taxes (taxable equivalent)	$441	$954	$520	$422	$490	(54%)	(10%)

Taxable equivalent adjustment	6	5	5	5	5	20%	20%
Applicable income tax expense	108	292	134	108	124	(63%)	(13%)

Net income	$327	$657	$381	$309	$361	(50%)	(9%)
Less: Net income attributable to noncontrolling interests	—	—	—	(6)	—	—	—

Net income attributable to Bancorp	$327	$657	$381	$315	$361	(50%)	(9%)
Dividends on preferred stock	15	23	15	23	15	(35%)	—

Net income available to common shareholders	$312	$634	$366	$292	$346	(51%)	(10%)

Earnings per share, diluted	$0.40	$0.79	$0.45	$0.36	$0.42	(49%)	(5%)

Net Interest Income

	For the Three Months Ended					% Change
	March	December	September	June	March
	2016	2015	2015	2015	2015	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,044	$1,035	$1,031	$1,008	$975	1%	7%
Total interest expense	135	131	125	116	123	3%	10%

Net interest income (taxable equivalent)	$909	$904	$906	$892	$852	1%	7%

Average Yield
Yield on interest-earning assets (taxable equivalent)	3.34%	3.26%	3.29%	3.28%	3.28%	2%	2%
Rate paid on interest-bearing liabilities	0.64%	0.61%	0.58%	0.56%	0.60%	5%	7%

Net interest rate spread (taxable equivalent)	2.70%	2.65%	2.71%	2.72%	2.68%	2%	1%

Net interest margin (taxable equivalent)	2.91%	2.85%	2.89%	2.90%	2.86%	2%	2%

Average Balances ($ in millions)
Loans and leases, including held for sale	$94,078	$94,587	$94,329	$92,739	$91,659	(1%)	3%
Total securities and other short-term investments	31,573	31,256	30,102	30,563	29,038	1%	9%
Total interest-earning assets	125,651	125,843	124,431	123,302	120,697	—	4%
Total interest-bearing liabilities	85,450	85,381	85,171	83,480	83,305	—	3%
Bancorp shareholders’ equity	16,376	15,982	15,815	15,841	15,820	2%	4%

Net interest income increased $5 million to $909 million on a fully taxable equivalent basis from the fourth quarter, primarily driven by improvement in loan yields due to the December Fed funds rate increase. The increase was partially offset by continued loan yield compression as a result of mix shift to lower yielding, higher quality credits, as well as lower consumer loan balances, a lower day count, and the reduction in the Fed stock dividend rate.

The net interest margin was 2.91 percent, an increase of 6 bps from the previous quarter. The increase was primarily driven by the impact of the December Fed funds rate hike on loan yields and a lower day count. This increase was partially offset by continued loan yield compression as a result of a mix shift to lower yielding, higher quality credits, as well as lower consumer loan balances and the reduction in the Fed stock dividend rate.

Compared with the first quarter of 2015, net interest income increased $57 million and the net interest margin increased 5 bps. The increase in net interest income was driven by the impact of higher investment securities and loan balances. The increase in the net interest margin from the prior year was primarily driven by lower cash balances held at the Fed.

Securities

Average securities and other short-term investments were $31.6 billion in the first quarter of 2016 compared with $31.3 billion in the previous quarter and $29.0 billion in the first quarter of 2015. Other short-term investments average balances of $1.9 billion decreased $377 million sequentially reflecting lower cash balances held at the Federal Reserve.

Loans

	For the Three Months Ended					% Change
	March	December	September	June	March
	2016	2015	2015	2015	2015	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial and industrial loans	$43,089	$43,154	$43,149	$42,550	$41,426	—	4%
Commercial mortgage loans	6,886	7,032	7,023	7,148	7,241	(2%)	(5%)
Commercial construction loans	3,297	3,141	2,965	2,549	2,197	5%	50%
Commercial leases	3,874	3,839	3,846	3,776	3,715	1%	4%

Total commercial loans and leases	$57,146	$57,166	$56,983	$56,023	$54,579	—	5%

Consumer:
Residential mortgage loans	$13,788	$13,504	$13,144	$12,831	$12,433	2%	11%
Home equity	8,217	8,360	8,479	8,654	8,802	(2%)	(7%)
Automobile loans	11,283	11,670	11,877	11,902	11,933	(3%)	(5%)
Credit card	2,179	2,218	2,277	2,296	2,321	(2%)	(6%)
Other consumer loans and leases	662	676	613	467	440	(2%)	50%

Total consumer loans and leases	$36,129	$36,428	$36,390	$36,150	$35,929	(1%)	1%

Total average loans and leases (excluding held for sale)	$93,275	$93,594	$93,373	$92,173	$90,508	—	3%

Average loans held for sale	$803	$993	$956	$566	$1,151	(19%)	(30%)

Average loan and lease balances (excluding loans held-for-sale) decreased $319 million sequentially and increased $2.8 billion, or 3 percent, from the first quarter of 2015. The year-over-year increase in average loans and leases was driven by increased commercial and industrial (C&I), residential mortgage and commercial construction loans. Period end loans and leases (excluding loans held-for-sale) of $93.6 billion increased $1.0 billion, or 1 percent, sequentially and increased $2.4 billion, or 3 percent, from a year ago.

Average commercial portfolio loan and lease balances were flat sequentially and increased $2.6 billion, or 5 percent, from the first quarter of 2015. Average C&I loans were flat from the prior quarter and increased $1.7 billion, or 4 percent, from the first quarter of 2015. Within commercial real estate, average commercial mortgage balances decreased $146 million and average commercial construction balances increased $156 million sequentially. Commercial line usage, on an end of period basis, increased 62 bps from the fourth quarter of 2015 and decreased 15 bps from the first quarter of 2015.

Average consumer portfolio loan and lease balances decreased $299 million sequentially and increased $200 million from the first quarter of 2015 primarily driven by average residential mortgage loans which increased 2 percent sequentially and 11 percent from a year ago. Average auto loans decreased 3 percent sequentially and 5 percent from the previous year. Average home equity loans declined 2 percent sequentially and 7 percent from the first quarter of 2015. Average credit card loans decreased 2 percent sequentially and 6 percent from the first quarter of 2015.

Period end loans held-for-sale balances of $803 million decreased $100 million sequentially and increased $79 million compared with the prior year. During the quarter, we closed on the previously announced sale of branches in St. Louis. The sale included approximately $158 million of loans and consisted primarily of residential mortgages. The sale had an impact of $51 million on average loans held for sale in the first quarter of 2016.

Deposits

	For the Three Months Ended					% Change
	March	December	September	June	March
	2016	2015	2015	2015	2015	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand	$35,201	$36,254	$35,231	$35,384	$33,760	(3%)	4%
Interest checking	25,740	25,296	25,590	26,894	26,885	2%	(4%)
Savings	14,601	14,615	14,868	15,156	15,174	—	(4%)
Money market	18,655	18,775	18,253	18,071	17,492	(1%)	7%
Foreign office(a)	483	736	718	955	861	(34%)	(44%)

Total transaction deposits	$94,680	$95,676	$94,660	$96,460	$94,172	(1%)	1%
Other time	4,035	4,052	4,057	4,074	4,022	—	—

Total core deposits	$98,715	$99,728	$98,717	$100,534	$98,194	(1%)	1%
Certificates - $100,000 and over	2,815	3,305	2,924	2,558	2,683	(15%)	5%
Other	—	7	222	—	—	(100%)	—

Total average deposits	$101,530	$103,040	$101,863	$103,092	$100,877	(1%)	1%

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits decreased $1.0 billion, or 1 percent, sequentially and increased $521 million, or 1 percent, from the first quarter of 2015. Average transaction deposits decreased $996 million, or 1 percent, from the fourth quarter of 2015 and increased $508 million, or 1 percent, from the first quarter of 2015. Sequential performance was primarily driven by lower demand deposit and foreign office account balances, partially offset by higher interest checking account balances. Year-over-year growth reflected higher demand and money market account balances, partially offset by lower interest checking, savings, and foreign office account balances. Other time deposits were flat sequentially and compared with the first quarter of 2015. Average deposit balances were impacted by approximately $68 million due to the previously noted sale of branches in St. Louis. This sale included $219 million of primarily core consumer deposit balances.

Average commercial transaction deposits decreased 4 percent sequentially and 1 percent from the previous year. Sequential performance was primarily driven by seasonally lower demand deposit balances and lower money market account balances. The year-over-year decline reflected lower interest checking and foreign office account balances, partially offset by higher demand deposit and money market account balances.

Average consumer transaction deposits increased 2 percent both sequentially and from the first quarter of 2015. The sequential performance reflected higher interest checking, money market account, and demand deposit account balances. Year-over-year growth was driven by increased interest checking, money market account, and demand deposit account balances, partially offset by lower savings account balances.

Wholesale Funding

	For the Three Months Ended					% Change
	March 2016	December 2015	September 2015	June 2015	March 2015	Seq	Yr/Yr
Average Wholesale Funding ($ in millions)
Certificates - $100,000 and over	$2,815	$3,305	$2,924	$2,558	$2,683	(15%)	5%
Other deposits	—	7	222	—	—	(100%)	—
Federal funds purchased	608	1,182	1,978	326	172	(49%)	NM
Other short-term borrowings	3,564	1,675	1,897	1,705	1,602	NM	NM
Long-term debt	14,949	15,738	14,664	13,741	14,414	(5%)	4%

Total average wholesale funding	$21,936	$21,907	$21,685	$18,330	$18,871	—	16%

Average wholesale funding of $21.9 billion was flat sequentially, and increased $3.1 billion, or 16 percent, compared with the first quarter of 2015. The year-over-year increase in average wholesale funding was driven by higher securities balances and the impact of reducing LCR punitive deposit balances through targeted pricing changes.

Non-interest Income

	For the Three Months Ended					% Change
	March 2016	December 2015	September 2015	June 2015	March 2015	Seq	Yr/Yr
Non-interest Income ($ in millions)
Service charges on deposits	$137	$144	$145	$139	$135	(5%)	1%
Corporate banking revenue	102	104	104	113	63	(2%)	62%
Mortgage banking net revenue	78	74	71	117	86	5%	(9%)
Investment advisory revenue	102	102	103	105	108	—	(6%)
Card and processing revenue	79	77	77	77	71	3%	11%
Other non-interest income	136	602	213	1	163	(77%)	(17%)
Securities gains, net	3	1	—	4	4	NM	(25%)

Total non-interest income	$637	$1,104	$713	$556	$630	(42%)	1%

Non-interest income of $637 million decreased $467 million sequentially and increased $7 million compared with prior year results. The sequential and year-over-year comparisons reflect the impacts described below.

Non-interest Income excluding certain items

	For the Three Months Ended			% Change
	March 2016	December 2015	March 2015	Seq	Yr/Yr
Non-interest Income excluding certain items ($ in millions)
Non-interest income (U.S. GAAP)	$637	$1,104	$630
Vantiv warrant valuation	(47)	(21)	(70)
Gain on sale of certain branches	(8)	—	—
Gain on sale of Vantiv shares	—	(331)	—
Gain on Vantiv warrant actions	—	(89)	—
Vantiv TRA settlement payment	—	(49)	—
Gain on sale of TDRs	—	—	(37)
Impairment associated with aircraft leases	—	—	30
Valuation of Visa total return swap	(1)	10	17
Securities (gains) / losses	(3)	(1)	(4)

Non-interest income excluding certain items	$578	$623	$566	(7%)	2%

Excluding the items in the table above, non-interest income of $578 million decreased $45 million, or 7 percent, from the previous quarter and increased $12 million, or 2 percent, from the first quarter of 2015. The sequential decline was primarily due to the $31 million annual Vantiv tax receivable payment recorded in the fourth quarter of 2015. Year-over-year growth was driven by an increase in corporate banking revenue and card and processing revenue.

Service charges on deposits of $137 million decreased 5 percent from the fourth quarter of 2015, reflecting normal seasonality, and increased 1 percent compared with the same quarter last year. The sequential decrease reflected an 11 percent decrease in retail service charges due to seasonality. The increase from the first quarter of 2015 was due to a 4 percent increase in commercial service charges.

Corporate banking revenue of $102 million decreased $2 million compared to the fourth quarter of 2015 and increased $39 million from the first quarter of 2015. The sequential comparison reflects lower lease remarketing fees and business lending fees, partially offset by an increase in institutional sales revenue. The year-over-year increase was primarily driven by the $30 million impairment associated with aircraft leases in the first quarter of 2015 and higher loan syndications revenue, partially offset by lower foreign exchange fees.

Mortgage banking net revenue was $78 million in the first quarter of 2016, up $4 million from the fourth quarter of 2015 and down $8 million from the first quarter of 2015. Originations were stable at $1.8 billion in the current quarter, the previous quarter and in the first quarter of 2015. First quarter 2016 originations resulted in gains of $42 million on mortgages sold, compared with gains of $37 million during the previous quarter and $44 million during the first quarter of 2015. Mortgage servicing fees were $52 million this quarter, $53 million in the fourth quarter of 2015, and $59 million in the first quarter of 2015. Mortgage banking net revenue is also affected by net servicing asset valuation adjustments, which include mortgage servicing rights (MSR) amortization and MSR valuation adjustments (including mark-to-market adjustments on free-standing derivatives used to economically hedge the MSR portfolio). These net servicing asset valuation adjustments were negative $16 million in the first quarter of 2016 (reflecting MSR amortization of $27 million and MSR valuation adjustments of positive $11 million); negative $16 million in the fourth quarter of 2015 (MSR amortization of $29 million and MSR valuation adjustments of positive $13 million); and negative $17 million in the first quarter of 2015 (MSR amortization of $34 million and MSR valuation adjustments of positive $17 million). The mortgage servicing asset, net of the valuation reserve, was $685 million at quarter end on a servicing portfolio of $58 billion.

Investment advisory revenue of $102 million was flat from the fourth quarter of 2015 as seasonally higher tax related private client service revenue was offset by lower securities and brokerage fees. There was a decrease of 6 percent from the prior year primarily due to lower securities and brokerage fees and personal asset management fees due to the market decline during the quarter.

Card and processing revenue of $79 million in the first quarter of 2016 increased 3 percent sequentially and increased 11 percent from the first quarter of 2015.

Other non-interest income totaled $136 million in the first quarter of 2016, compared with $602 million in the previous quarter and $163 million in the first quarter of 2015. As previously described, the results included the adjustments in the table on page 9 with the exception of securities gains in all comparable periods. Excluding these items, other non-interest income of $80 million decreased approximately $42 million, or 34 percent, from the fourth quarter of 2015 and increased approximately $7 million, or 10 percent, from the first quarter of 2015. The sequential decrease was primarily due to the payment from Vantiv pursuant to the tax receivable agreement of $31 million recognized in the fourth quarter of 2015.

Net gains on investment securities were $3 million in the first quarter of 2016, compared with $1 million in the previous quarter and $4 million in the first quarter of 2015.

Non-interest Expense

	For the Three Months Ended					% Change
	March 2016	December 2015	September 2015	June 2015	March 2015	Seq	Yr/Yr
Non-interest Expense ($ in millions)
Salaries, wages and incentives	$403	$386	$387	$383	$369	4%	9%
Employee benefits	100	74	72	78	99	35%	1%
Net occupancy expense	77	83	77	83	79	(7%)	(3%)
Technology and communications	56	59	56	54	55	(5%)	2%
Equipment expense	30	32	31	31	31	(6%)	(3%)
Card and processing expense	35	40	40	38	36	(13%)	(3%)
Other non-interest expense	285	289	280	280	254	(1%)	12%

Total non-interest expense	$986	$963	$943	$947	$923	2%	7%

Non-interest expense of $986 million increased 2 percent compared with the fourth quarter of 2015 and increased 7 percent compared with the first quarter of 2015. The sequential increase was primarily due to a seasonal increase in FICA and unemployment tax expense recorded in employee benefits and a $14 million expense related to the voluntary early retirement program. The year-over-year increase reflected higher compensation expense as a result of additions primarily in risk and compliance and the benefit from a settlement of a tax liability in the first quarter of 2015 recorded in other non-interest expense.

Credit Quality

	For the Three Months Ended
	March 2016	December 2015	September 2015	June 2015	March 2015
Total net losses charged-off ($ in millions)
Commercial and industrial loans	($46)	($30)	($128)	($34)	($38)
Commercial mortgage loans	(6)	(3)	(11)	(11)	(1)
Commercial construction loans	—	—	(3)	—	—
Commercial leases	(2)	(1)	—	—	—
Residential mortgage loans	(2)	(3)	(3)	(5)	(6)
Home equity	(8)	(9)	(9)	(9)	(14)
Automobile loans	(9)	(9)	(7)	(4)	(8)
Credit card	(20)	(19)	(21)	(21)	(21)
Other consumer loans and leases	(3)	(6)	(6)	(2)	(3)

Total net losses charged-off	($96)	($80)	($188)	($86)	($91)

Total losses charged-off	($116)	($105)	($209)	($112)	($115)
Total recoveries of losses previously charged-off	20	25	21	26	24

Total net losses charged-off	($96)	($80)	($188)	($86)	($91)
Ratios (annualized)
Net losses charged-off as a percent of average portfolio loans and leases (excluding held for sale)	0.42%	0.34%	0.80%	0.37%	0.41%
Commercial	0.38%	0.24%	0.99%	0.32%	0.29%
Consumer	0.48%	0.49%	0.51%	0.46%	0.59%

Net charge-offs were $96 million, or 42 bps of average loans and leases on an annualized basis, in the first quarter of 2016 compared with net charge-offs of $80 million, or 34 bps, in the fourth quarter of 2015 and $91 million, or 41 bps, in the first quarter of 2015.

Commercial net charge-offs were $54 million, or 38 bps, and were up $20 million sequentially. The increase was primarily due to higher charge-offs of C&I Loans, which increased by $16 million from the fourth quarter of 2015. Of this increase, $9 million was in the energy portfolio and related to oil field services loans. Commercial real estate net charge-offs increased $3 million from the previous quarter.

Consumer net charge-offs were $42 million, or 48 bps, and were down $4 million sequentially. Compared with the previous quarter, net charge-offs on residential mortgage loans in the portfolio and home equity portfolio were each down $1 million. Net charge-offs in the auto portfolio were flat and net charge-offs on credit card loans were up $1 million from the fourth quarter of 2015. Net charge-offs on other consumer loans were $3 million, down $3 million the previous quarter.

	For the Three Months Ended
	March 2016	December 2015	September 2015	June 2015	March 2015
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$1,272	$1,261	$1,293	$1,300	$1,322
Total net losses charged-off	(96)	(80)	(188)	(86)	(91)
Provision for loan and lease losses	119	91	156	79	69

Allowance for loan and lease losses, ending	$1,295	$1,272	$1,261	$1,293	$1,300

Reserve for unfunded commitments, beginning	$138	$134	$132	$130	$135
Provision (benefit) for unfunded commitments	6	4	2	2	(4)
Charge-offs	—	—	—	—	(1)

Reserve for unfunded commitments, ending	$144	$138	$134	$132	$130

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,295	$1,272	$1,261	$1,293	$1,300
Reserve for unfunded commitments	144	138	134	132	130

Total allowance for credit losses	$1,439	$1,410	$1,395	$1,425	$1,430
Allowance for loan and lease losses ratio
As a percent of portfolio loans and leases	1.38%	1.37%	1.35%	1.39%	1.42%
As a percent of nonperforming loans and leases(a)	185%	252%	275%	272%	247%
As a percent of nonperforming assets(a)	157%	197%	208%	206%	188%

(a)	Excludes nonaccrual loans and leases in loans held for sale.

Provision for loan and lease losses totaled $119 million in the first quarter of 2016. The allowance represented 1.38 percent of total portfolio loans and leases outstanding as of quarter end, compared with 1.37 percent last quarter, and represented 185 percent of nonperforming loans and leases, and 157 percent of nonperforming assets.

The provision increased $28 million from the fourth quarter of 2015 and increased $50 million from the first quarter of 2015. The allowance for loan and lease losses increased $23 million sequentially, primarily reflecting a higher reserve build for the energy portfolio as a result of sustained low oil prices. As of March 31, the reserve allocated to the energy portfolio was approximately 6.20%, up from approximately 4.75% last quarter.

	As of
	March 2016	December 2015	September 2015	June 2015	March 2015
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$278	$82	$47	$61	$61
Commercial mortgage loans	51	56	60	49	57
Commercial construction loans	—	—	—	—	—
Commercial leases	4	—	2	2	2
Residential mortgage loans	25	28	31	35	40
Home equity	61	62	65	70	71

Total nonaccrual portfolio loans and leases (excludes restructured loans)	$419	$228	$205	$217	$231
Nonaccrual restructured portfolio commercial loans and leases(b)	210	203	177	175	205
Nonaccrual restructured portfolio consumer loans and leases	72	75	76	83	90

Total nonaccrual portfolio loans and leases	$701	$506	$458	$475	$526
Repossessed property	17	18	17	16	20
OREO	107	123	131	135	145

Total nonperforming portfolio assets(a)	$825	$647	$606	$626	$691
Nonaccrual loans held for sale	3	1	1	1	2
Nonaccrual restructured loans held for sale	2	11	1	—	—

Total nonperforming assets	$830	$659	$608	$627	$693

Restructured Portfolio Consumer loans and leases (accrual)	$998	$979	$973	$970	$943
Restructured Portfolio Commercial loans and leases (accrual)(b)	$461	$491	$571	$769	$774

Total loans and leases 90 days past due	$73	$75	$70	$70	$78
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including OREO(a)	0.75%	0.55%	0.49%	0.51%	0.57%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.88%	0.70%	0.65%	0.67%	0.76%

(a)	Does not include nonaccrual loans held for sale.
(b)	Excludes $20 million of restructured nonaccrual loans and $7 million of restructured accruing loans as of March 31, 2016 and December 31, 2015. Excludes $21 million of restructured nonaccrual loans and $7 million of restructured accruing loans as of September 30, 2015, June 30, 2015 and March 31, 2015.

Total nonperforming assets, including loans held-for-sale, increased $171 million, or 26 percent, from the previous quarter to $830 million. Nonperforming loans (NPLs) at quarter-end increased $195 million, or 39 percent, from the previous quarter to $701 million or 0.75 percent of total loans, leases and OREO.

Commercial NPAs increased $192 million, or 46 percent, from the fourth quarter to $611 million, or 1.06 percent of commercial loans, leases and OREO. Commercial NPLs increased $202 million from last quarter to $543 million, or 0.94 percent of commercial loans and leases. The increase in commercial NPAs was primarily due to an increase in C&I NPAs. C&I NPAs increased $200 million from the prior quarter to $472 million. This increase primarily reflected a $168 million increase in NPLs associated with the RBL (reserve based lending) energy portfolio and the impact of low oil prices. This increase, coupled with the collateralized nature of the RBL loans and the recognition of losses on previous individually evaluated loans, resulted in a decline in the reserve coverage of both NPLs and NPAs compared with those coverage levels in the fourth quarter of 2015. Commercial mortgage NPAs decreased $12 million from the previous quarter to $126 million. Commercial construction NPAs were flat from the previous quarter at $8 million. Commercial lease NPAs were $5 million, up $4 million from the previous quarter. Commercial NPAs included $210 million of nonaccrual troubled debt restructurings (TDRs), compared with $203 million last quarter.

Consumer NPAs decreased $14 million from the fourth quarter to $214 million, or 0.59 percent of consumer loans, leases and OREO. Consumer NPLs decreased $7 million from last quarter to $158 million, or 0.44 percent of consumer loans and leases. Residential mortgage NPAs decreased $9 million from the second quarter to $77 million. Home equity NPAs decreased $3 million, sequentially, to $95 million. Consumer nonaccrual TDRs were $72 million in the first quarter of 2016, compared with $75 million in the fourth quarter of 2015.

First quarter OREO balances included in NPA balances were down $16 million from the fourth quarter to $107 million, and included $60 million in commercial OREO and $47 million in consumer OREO. Repossessed personal property decreased $1 million from the prior quarter to $17 million.

Loans over 90 days past due and still accruing decreased $2 million from the fourth quarter of 2015 to $73 million. Commercial balances over 90 days past due were $3 million compared with $7 million in the prior quarter, and consumer balances 90 days past due increased $2 million from the previous quarter to $70 million. Loans 30-89 days past due of $208 million were down $37 million from the previous quarter. Commercial balances 30-89 days past due decreased $1 million sequentially to $34 million and consumer balances 30-89 days past due were down $36 million from the fourth quarter at $174 million. The above delinquency figures exclude nonaccruals described previously.

Capital Position

	For the Three Months Ended
	March 2016	December 2015	September 2015	June 2015	March 2015
Capital Position
Average total Bancorp shareholders’ equity to average assets	11.57%	11.26%	11.24%	11.32%	11.50%
Tangible equity(a)	9.51%	9.55%	9.29%	9.29%	9.37%
Tangible common equity (excluding unrealized gains/losses)(a)	8.55%	8.59%	8.33%	8.33%	8.40%
Tangible common equity (including unrealized gains/losses)(a)	8.97%	8.71%	8.65%	8.51%	8.77%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses)(a)(b)	9.78%	9.80%	9.37%	9.39%	9.49%

	Basel III
Regulatory capital ratios:	Transitional
CET1 capital(b)	9.81%	9.82%	9.40%	9.42%	9.52%
Tier I risk-based capital(b)	10.91%	10.93%	10.49%	10.51%	10.62%
Total risk-based capital(b)	14.66%	14.13%	13.68%	13.69%	14.01%
Tier I leverage	9.57%	9.54%	9.38%	9.44%	9.59%

CET1 capital (fully phased-in)(a)(b)	9.72%	9.72%	9.30%	9.31%	9.41%

Book value per share	$19.46	$18.48	$18.22	$17.62	$17.83
Tangible book value per share(a)	$16.32	$15.39	$15.18	$14.62	$14.85

(a)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(b)	Under the banking agencies Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(c)	Current period regulatory capital ratios are estimated.

Capital ratios remained strong during the quarter. The common equity Tier 1 ratio was 9.81 percent, the tangible common equity to tangible assets ratio* was 8.55 percent (excluding unrealized gains/losses), and 8.97 percent (including unrealized gains/losses). The Tier 1 risk-based capital ratio was 10.91 percent, the total risk-based capital ratio was 14.66 percent, and the Leverage ratio was 9.57 percent.

*	Non-GAAP measure; see Reg. G reconciliation on page 32.

Book value per share at March 31, 2016 was $19.46 and tangible book value per share* was $16.32, compared with the December 31, 2015 book value per share of $18.48 and tangible book value per share* of $15.39.

Fifth Third entered into or completed multiple share repurchases during the quarter. Below is a summary of those share repurchases.

•	On January 14, 2016, Fifth Third settled the forward contract related to the December 14, 2015 $215 million share repurchase agreement. An additional 1.78 million shares were repurchased in connection with the completion of this agreement.

•	On March 4, 2016, Fifth Third entered into a share repurchase agreement whereby Fifth Third would purchase approximately $240 million of its outstanding stock, which reduced the first quarter share count by 12.62 million shares.

•	On April 11, 2016, Fifth Third settled the forward contract related to the March 4, 2016 $240 million share repurchase agreement. An additional 1.87 million shares were repurchased in connection with the completion of this agreement.

In total, common shares outstanding decreased by approximately 15 million shares in the first quarter of 2016 from the fourth quarter of 2015.

Tax Rate

The effective tax rate was 25.0 percent in the first quarter of 2016 compared with 30.7 percent in the fourth quarter of 2015 and 25.6 percent in the first quarter of 2015. The sequential comparison was primarily driven by the impact of Vantiv-related transactions during the prior quarter.

Other

Fifth Third Bank owns approximately 35 million units representing an 18.3 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm. Based upon Vantiv’s closing price of $53.88 on March 31, 2016, our interest in Vantiv was valued at approximately $1.9 billion. Next month in our 10-Q, we will update our disclosure of the carrying value of our interest in Vantiv stock, which was $360 million as of December 31, 2015. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital. Additionally, Fifth Third has a remaining warrant to purchase approximately 7.8 million additional shares in Vantiv which is carried as a derivative asset at a fair value of $308 million as of March 31, 2016.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

*	Non-GAAP measure; see Reg. G reconciliation on page 32.

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Thursday, May 5, 2016 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 75971680#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of March 31, 2016, the Company had $142 billion in assets and operates 1,241 full-service Banking Centers, including 95 Bank Mart® locations, most open seven days a week, inside select grocery stores and 2,556 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has an 18.3% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2016, had $303 billion in assets under care, of which it managed $26 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may become known during the company’s quarterly closing process or as a result of subsequent events that could affect the accuracy of the statements and financial information contained herein.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and the economy weaken and become less favorable than expected, particularly in the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv, LLC; (21) loss of income from any sale or potential sale of businesses; (22) difficulties in separating the operations of any branches or other assets divested; (23) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (24) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (25) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for March 31, 2016

Table of Contents

Financial Highlights	19-20
Consolidated Statements of Income	21
Consolidated Statements of Income (Taxable Equivalent)	22
Consolidated Balance Sheets	23-24
Consolidated Statements of Changes in Equity	25
Average Balance Sheet and Yield Analysis	26-27
Summary of Loans and Leases	28
Regulatory Capital	29
Summary of Credit Loss Experience	30
Asset Quality	31
Regulation G Non-GAAP Reconciliation	32
Segment Presentation	33

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change
	March 2016	December 2015	March 2015	Seq	Yr/Yr
Income Statement Data
Net interest income(a)	$909	$904	$852	1%	7%
Non-interest income	637	1,104	630	(42%)	1%
Total revenue(a)	1,546	2,008	1,482	(23%)	4%
Provision for loan and lease losses	119	91	69	31%	72%
Non-interest expense	986	963	923	2%	7%
Net income attributable to Bancorp	327	657	361	(50%)	(9%)
Net income available to common shareholders	312	634	346	(51%)	(10%)

Common Share Data
Earnings per share, basic	$0.40	$0.80	$0.42	(50%)	(5%)
Earnings per share, diluted	0.40	0.79	0.42	(49%)	(5%)
Cash dividends per common share	0.13	0.13	0.13	—	—
Book value per share	19.46	18.48	17.83	5%	9%
Market price per share	16.69	20.10	18.85	(17%)	(11%)
Common shares outstanding (in thousands)	770,471	785,080	815,190	(2%)	(5%)
Average common shares outstanding (in thousands):
Basic	773,564	784,855	810,210	(1%)	(5%)
Diluted	778,392	794,481	818,672	(2%)	(5%)
Market capitalization	$12,859	$15,780	$15,366	(19%)	(16%)

Financial Ratios
Return on average assets	0.93%	1.83%	1.06%	(49%)	(12%)
Return on average common equity	8.3%	17.2%	9.7%	(52%)	(14%)
Return on average tangible common equity(b)(d)	9.9%	20.6%	11.7%	(52%)	(15%)
Non-interest income as a percent of total revenue	41%	55%	43%	(25%)	(5%)
Dividend payout ratio	32.5%	16.3%	31.0%	101%	5%
Average total Bancorp shareholders’ equity as a percent of average assets	11.57%	11.26%	11.50%	3%	1%
Tangible common equity(c)(d)(j)	8.55%	8.59%	8.40%	—	2%
Net interest margin(a)	2.91%	2.85%	2.86%	2%	2%
Efficiency(a)	63.8%	48.0%	62.3%	33%	2%
Effective tax rate	25.0%	30.7%	25.6%	(19%)	(2%)

Credit Quality
Net losses charged-off	$96	$80	$91	22%	5%
Net losses charged-off as a percent of average portfolio loans and leases	0.42%	0.34%	0.41%	24%	2%
Allowance for loan and lease losses as a percent of portfolio loans and leases	1.38%	1.37%	1.42%	1%	(3%)
Allowance for credit losses as a percent of portfolio loans and leases	1.54%	1.52%	1.57%	1%	(2%)
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(e)	0.88%	0.70%	0.76%	26%	16%

Average Balances
Loans and leases, including held for sale	$94,078	$94,587	$91,659	(1%)	3%
Total securities and other short-term investments	31,573	31,256	29,038	1%	9%
Total assets	141,582	141,973	137,617	—	3%
Transaction deposits(f)	94,680	95,676	94,172	(1%)	1%
Core deposits(g)	98,715	99,728	98,194	(1%)	1%
Wholesale funding(h)	21,936	21,907	18,871	—	16%
Bancorp shareholders’ equity	16,376	15,982	15,820	2%	4%

	Basel III Transitional
Regulatory Capital Ratios(i)
CET1 capital(j)	9.81%	9.82%	9.52%	—	3%
Tier I risk-based capital(j)	10.91%	10.93%	10.62%	—	3%
Total risk-based capital(j)	14.66%	14.13%	14.01%	4%	5%
Tier I leverage	9.57%	9.54%	9.59%	—	—
CET1 capital (fully phased-in)(j)	9.72%	9.72%	9.41%	—	3%

Operations
Banking centers	1,241	1,254	1,303	(1%)	(4%)
ATMs	2,556	2,593	2,637	(1%)	(3%)
Full-time equivalent employees	18,200	18,261	18,471	—	(1%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI).
(d)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 32.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	March 2016	December 2015	September 2015	June 2015	March 2015
Income Statement Data
Net interest income(a)	$909	$904	$906	$892	$852
Non-interest income	637	1,104	713	556	630
Total revenue(a)	1,546	2,008	1,619	1,448	1,482
Provision for loan and lease losses	119	91	156	79	69
Non-interest expense	986	963	943	947	923
Net income attributable to Bancorp	327	657	381	315	361
Net income available to common shareholders	312	634	366	292	346

Common Share Data
Earnings per share, basic	$0.40	$0.80	$0.46	$0.36	$0.42
Earnings per share, diluted	0.40	0.79	0.45	0.36	0.42
Cash dividends per common share	0.13	0.13	0.13	0.13	0.13
Book value per share	19.46	18.48	18.22	17.62	17.83
Market price per share	16.69	20.10	18.91	20.82	18.85
Common shares outstanding (in thousands)	770,471	785,080	795,439	810,054	815,190
Average common shares outstanding (in thousands):
Basic	773,564	784,855	795,793	803,965	810,210
Diluted	778,392	794,481	805,023	812,843	818,672
Market capitalization	$12,859	$15,780	$15,042	$16,865	$15,366

Financial Ratios
Return on average assets	0.93%	1.83%	1.07%	0.90%	1.06%
Return on average common equity	8.3%	17.2%	10.0%	8.1%	9.7%
Return on average tangible common equity(b)(d)	9.9%	20.6%	12.0%	9.7%	11.7%
Non-interest income as a percent of total revenue	41%	55%	44%	38%	43%
Dividend payout ratio	32.5%	16.3%	28.3%	36.1%	31.0%
Average total Bancorp shareholders’ equity as a percent of average assets	11.57%	11.26%	11.24%	11.32%	11.50%
Tangible common equity(c)(d)	8.55%	8.59%	8.33%	8.33%	8.40%
Net interest margin(a)	2.91%	2.85%	2.89%	2.90%	2.86%
Efficiency(a)	63.8%	48.0%	58.2%	65.4%	62.3%
Effective tax rate	25.0%	30.7%	26.0%	26.1%	25.6%

Credit Quality
Net losses charged-off	$96	$80	$188	$86	$91
Net losses charged-off as a percent of average portfolio loans and leases	0.42%	0.34%	0.80%	0.37%	0.41%
ALLL as a percent of portfolio loans and leases	1.38%	1.37%	1.35%	1.39%	1.42%
Allowance for credit losses as a percent of portfolio loans and leases	1.54%	1.52%	1.49%	1.54%	1.57%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(e)	0.88%	0.70%	0.65%	0.67%	0.76%

Average Balances
Loans and leases, including held for sale	$94,078	$94,587	$94,329	$92,739	$91,659
Total securities and other short-term investments	31,573	31,256	30,102	30,563	29,038
Total assets	141,582	141,973	140,706	139,960	137,617
Transaction deposits(f)	94,680	95,676	94,660	96,460	94,172
Core deposits(g)	98,715	99,728	98,717	100,534	98,194
Wholesale funding(h)	21,936	21,907	21,685	18,330	18,871
Bancorp shareholders’ equity	16,376	15,982	15,815	15,841	15,820

	Basel III Transitional
Regulatory Capital Ratios(i)
CET1 capital(j)	9.81%	9.82%	9.40%	9.42%	9.52%
Tier I risk-based capital(j)	10.91%	10.93%	10.49%	10.51%	10.62%
Total risk-based capital(j)	14.66%	14.13%	13.68%	13.69%	14.01%
Tier I leverage	9.57%	9.54%	9.38%	9.44%	9.59%
CET1 capital (fully phased-in)(j)	9.72%	9.72%	9.30%	9.31%	9.41%

Operations
Banking centers	1,241	1,254	1,295	1,299	1,303
ATMs	2,556	2,593	2,650	2,630	2,637
Full-time equivalent employees	18,200	18,261	18,311	18,527	18,471

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI).
(d)	The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 32.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change
	March 2016	December 2015	March 2015	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$804	$797	$778	1%	3%
Interest on securities	232	231	188	—	23%
Interest on other short-term investments	2	2	4	—	(50%)

Total interest income	1,038	1,030	970	1%	7%

Interest Expense
Interest on deposits	49	46	50	7%	(2%)
Interest on federal funds purchased	1	—	—	100%	100%
Interest on short-term borrowings	3	1	—	NM	100%
Interest on long-term debt	82	84	73	(2%)	12%

Total interest expense	135	131	123	3%	10%

Net Interest Income	903	899	847	—	7%

Provision for loan and lease losses	119	91	69	31%	72%

Net Interest Income After Provision for Loan and Lease Losses	784	808	778	(3%)	1%

Non-interest Income
Service charges on deposits	137	144	135	(5%)	1%
Corporate banking revenue	102	104	63	(2%)	62%
Mortgage banking net revenue	78	74	86	5%	(9%)
Investment advisory revenue	102	102	108	—	(6%)
Card and processing revenue	79	77	71	3%	11%
Other non-interest income	136	602	163	(77%)	(17%)
Securities gains, net	3	1	4	NM	(25%)

Total non-interest income	637	1,104	630	(42%)	1%

Non-interest Expense
Salaries, wages and incentives	403	386	369	4%	9%
Employee benefits	100	74	99	35%	1%
Net occupancy expense	77	83	79	(7%)	(3%)
Technology and communications	56	59	55	(5%)	2%
Equipment expense	30	32	31	(6%)	(3%)
Card and processing expense	35	40	36	(13%)	(3%)
Other non-interest expense	285	289	254	(1%)	12%

Total non-interest expense	986	963	923	2%	7%
Income Before Income Taxes	435	949	485	(54%)	(10%)
Applicable income tax expense	108	292	124	(63%)	(13%)

Net Income	327	657	361	(50%)	(9%)
Less: Net income attributable to noncontrolling interests	—	—	—	—	—

Net Income Attributable to Bancorp	327	657	361	(50%)	(9%)
Dividends on preferred stock	15	23	15	(35%)	—

Net Income Available to Common Shareholders	$312	$634	$346	(51%)	(10%)

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	March 2016	December 2015	September 2015	June 2015	March 2015
Interest Income
Interest and fees on loans and leases	$804	$797	$795	$782	$778
Interest on securities	232	231	230	219	188
Interest on other short-term investments	2	2	1	2	4

Total interest income	1,038	1,030	1,026	1,003	970
Taxable equivalent adjustment	6	5	5	5	5

Total interest income (taxable equivalent)	1,044	1,035	1,031	1,008	975

Interest Expense
Interest on deposits	49	46	44	46	50
Interest on federal funds purchased	1	—	—	—	—
Interest on other short-term borrowings	3	1	1	1	—
Interest on long-term debt	82	84	80	69	73

Total interest expense	135	131	125	116	123

Net Interest Income (Taxable Equivalent)	909	904	906	892	852

Provision for loan and lease losses	119	91	156	79	69

Net Interest Income (Taxable Equivalent) After Provision for Provision for Loan and Lease Losses	790	813	750	813	783

Non-interest Income
Service charges on deposits	137	144	145	139	135
Corporate banking revenue	102	104	104	113	63
Mortgage banking net revenue	78	74	71	117	86
Investment advisory revenue	102	102	103	105	108
Card and processing revenue	79	77	77	77	71
Other non-interest income	136	602	213	1	163
Securities gains, net	3	1	—	4	4

Total non-interest income	637	1,104	713	556	630

Non-interest Expense
Salaries, wages and incentives	403	386	387	383	369
Employee benefits	100	74	72	78	99
Net occupancy expense	77	83	77	83	79
Technology and communications	56	59	56	54	55
Equipment expense	30	32	31	31	31
Card and processing expense	35	40	40	38	36
Other non-interest expense	285	289	280	280	254

Total non-interest expense	986	963	943	947	923

Income Before Income Taxes (Taxable Equivalent)	441	954	520	422	490
Taxable equivalent adjustment	6	5	5	5	5

Income Before Income Taxes	435	949	515	417	485
Applicable income tax expense	108	292	134	108	124

Net Income	327	657	381	309	361
Less: Net Income attributable to noncontrolling interests	—	—	—	(6)	—

Net Income Attributable to Bancorp	327	657	381	315	361
Dividends on preferred stock	15	23	15	23	15

Net Income Available to Common Shareholders	$312	$634	$366	$292	$346

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	March	December	March
	2016	2015	2015	Seq	Yr/Yr
Assets
Cash and due from banks	$2,298	$2,540	$2,920	(10%)	(21%)
Available-for-sale and other securities(a)	29,891	29,044	26,409	3%	13%
Held-to-maturity securities(b)	64	70	177	(9%)	(64%)
Trading securities	405	386	392	5%	3%
Other short-term investments	1,778	2,671	4,919	(33%)	(64%)
Loans held for sale	803	903	724	(11%)	11%
Portfolio loans and leases:
Commercial and industrial loans	43,433	42,131	42,052	3%	3%
Commercial mortgage loans	6,864	6,957	7,209	(1%)	(5%)
Commercial construction loans	3,428	3,214	2,302	7%	49%
Commercial leases	3,956	3,854	3,786	3%	4%
Residential mortgage loans	13,895	13,716	12,569	1%	11%
Home equity	8,112	8,301	8,714	(2%)	(7%)
Automobile loans	11,128	11,493	11,873	(3%)	(6%)
Credit card	2,138	2,259	2,291	(5%)	(7%)
Other consumer loans and leases	651	657	448	(1%)	45%

Portfolio loans and leases	93,605	92,582	91,244	1%	3%
Allowance for loan and lease losses	(1,295)	(1,272)	(1,300)	2%	—

Portfolio loans and leases, net	92,310	91,310	89,944	1%	3%
Bank premises and equipment	2,185	2,239	2,433	(2%)	(10%)
Operating lease equipment	738	707	695	4%	6%
Goodwill	2,416	2,416	2,416	—	—
Intangible assets	11	12	14	(8%)	(21%)
Servicing rights	685	785	789	(13%)	(13%)
Other assets	8,846	7,965	8,605	11%	3%

Total Assets	$142,430	$141,048	$140,437	1%	1%

Liabilities
Deposits:
Demand	$35,858	$36,267	$35,343	(1%)	1%
Interest checking	25,182	26,768	27,191	(6%)	(7%)
Savings	14,738	14,601	15,355	1%	(4%)
Money market	19,377	18,494	18,105	5%	7%
Foreign office	441	464	811	(5%)	(46%)
Other time	4,049	4,019	4,044	1%	—
Certificates $100,000 and over	2,830	2,592	2,566	9%	10%

Total deposits	102,475	103,205	103,415	(1%)	(1%)
Federal funds purchased	134	151	200	(11%)	(33%)
Other short-term borrowings	3,523	1,507	1,413	NM	NM
Accrued taxes, interest and expenses	2,011	2,164	1,979	(7%)	2%
Other liabilities	2,627	2,341	3,504	12%	(25%)
Long-term debt	15,305	15,810	14,022	(3%)	9%

Total Liabilities	126,075	125,178	124,533	1%	1%

Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,331	—	—
Capital surplus	2,686	2,666	2,659	1%	1%
Retained earnings	12,570	12,358	11,380	2%	10%
Accumulated other comprehensive income	684	197	588	NM	16%
Treasury stock	(2,999)	(2,764)	(2,145)	9%	40%

Total Bancorp shareholders’ equity	16,323	15,839	15,864	3%	3%
Noncontrolling interests	32	31	40	3%	(20%)

Total Equity	16,355	15,870	15,904	3%	3%

Total Liabilities and Equity	$142,430	$141,048	$140,437	1%	1%

(a) Amortized cost	$28,838	$28,678	$25,475	1%	13%
(b) Market values	64	70	177	(9%)	(64%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	770,471	785,080	815,190	(2%)	(5%)
Treasury	153,422	138,812	108,702	11%	41%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	March	December	September	June	March
	2016	2015	2015	2015	2015
Assets
Cash and due from banks	$2,298	$2,540	$2,455	$2,785	$2,920
Available-for-sale and other securities(a)	29,891	29,044	28,799	27,987	26,409
Held-to-maturity securities(b)	64	70	157	157	177
Trading securities	405	386	374	370	392
Other short-term investments	1,778	2,671	1,994	3,451	4,919
Loans held for sale	803	903	994	995	724
Portfolio loans and leases:
Commercial and industrial loans	43,433	42,131	42,948	42,800	42,052
Commercial mortgage loans	6,864	6,957	7,061	7,150	7,209
Commercial construction loans	3,428	3,214	3,101	2,709	2,302
Commercial leases	3,956	3,854	3,898	3,881	3,786
Residential mortgage loans	13,895	13,716	13,392	12,933	12,569
Home equity	8,112	8,301	8,427	8,547	8,714
Automobile loans	11,128	11,493	11,826	11,909	11,873
Credit card	2,138	2,259	2,229	2,278	2,291
Other consumer loans and leases	651	657	692	496	448

Portfolio loans and leases	93,605	92,582	93,574	92,703	91,244
Allowance for loan and lease losses	(1,295)	(1,272)	(1,261)	(1,293)	(1,300)

Portfolio loans and leases, net	92,310	91,310	92,313	91,410	89,944
Bank premises and equipment	2,185	2,239	2,264	2,298	2,433
Operating lease equipment	738	707	680	670	695
Goodwill	2,416	2,416	2,416	2,416	2,416
Intangible assets	11	12	13	13	14
Servicing rights	685	785	757	854	789
Other assets	8,846	7,965	8,667	8,222	8,605

Total Assets	$142,430	$141,048	$141,883	$141,628	$140,437

Liabilities
Deposits:
Demand	$35,858	$36,267	$34,832	$35,449	$35,343
Interest checking	25,182	26,768	24,832	27,074	27,191
Savings	14,738	14,601	14,632	14,976	15,355
Money market	19,377	18,494	18,887	17,900	18,105
Foreign office	441	464	754	728	811
Other time	4,049	4,019	4,041	4,050	4,044
Certificates $100,000 and over	2,830	2,592	2,915	2,846	2,566

Total deposits	102,475	103,205	100,893	103,023	103,415
Federal funds purchased	134	151	132	126	200
Other short-term borrowings	3,523	1,507	4,904	4,136	1,413
Accrued taxes, interest and expenses	2,011	2,164	1,990	1,858	1,979
Other liabilities	2,627	2,341	2,614	3,356	3,504
Long-term debt	15,305	15,810	15,492	13,491	14,022

Total Liabilities	126,075	125,178	126,025	125,990	124,533

Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	2,686	2,666	2,659	2,632	2,659
Retained earnings	12,570	12,358	11,826	11,564	11,380
Accumulated other comprehensive income	684	197	522	291	588
Treasury stock	(2,999)	(2,764)	(2,563)	(2,264)	(2,145)

Total Bancorp shareholders’ equity	16,323	15,839	15,826	15,605	15,864
Noncontrolling interests	32	31	32	33	40

Total Equity	16,355	15,870	15,858	15,638	15,904

Total Liabilities and Equity	$142,430	$141,048	$141,883	$141,628	$140,437

(a) Amortized cost	$28,838	$28,678	$27,986	$27,483	$25,475
(b) Market values	64	70	157	157	177
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	770,471	785,080	795,439	810,054	815,190
Treasury	153,422	138,812	128,453	113,838	108,702

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended
	March	March
	2016	2015
Total equity, beginning	$15,870	$15,665
Net income attributable to Bancorp	327	361
Other comprehensive income, net of tax:
Change in unrealized gains:
Available-for-sale securities	447	133
Qualifying cash flow hedges	39	24
Change in accumulated other comprehensive income related to employee benefit plans	1	2

Comprehensive income	814	520

Cash dividends declared:
Common stock	(100)	(106)
Preferred stock	(15)	(15)
Impact of stock transactions under stock compensation plans, net	24	21
Shares acquired for treasury	(240)	(180)
Noncontrolling interest	1	1
Other	1	(2)

Total equity, ending	$16,355	$15,904

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	March	December	March
	2016	2015	2015	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$43,127	$43,175	$41,462	—	4%
Commercial mortgage loans	6,908	7,053	7,248	(2%)	(5%)
Commercial construction loans	3,297	3,141	2,198	5%	50%
Commercial leases	3,875	3,841	3,716	1%	4%
Residential mortgage loans	14,405	14,315	13,515	1%	7%
Home equity	8,241	8,394	8,802	(2%)	(6%)
Automobile loans	11,285	11,674	11,933	(3%)	(5%)
Credit card	2,277	2,320	2,321	(2%)	(2%)
Other consumer loans and leases	663	674	464	(2%)	43%
Taxable securities	29,619	28,951	23,102	2%	28%
Tax exempt securities	78	52	59	50%	32%
Other short-term investments	1,876	2,253	5,877	(17%)	(68%)

Total interest-earning assets	125,651	125,843	120,697	—	4%
Cash and due from banks	2,335	2,466	2,830	(5%)	(17%)
Other assets	14,869	14,925	15,412	—	(4%)
Allowance for loan and lease losses	(1,273)	(1,261)	(1,322)	1%	(4%)

Total Assets	$141,582	$141,973	$137,617	—	3%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$25,740	$25,296	$26,885	2%	(4%)
Savings deposits	14,601	14,615	15,174	—	(4%)
Money market deposits	18,655	18,775	17,492	(1%)	7%
Foreign office deposits	483	736	861	(34%)	(44%)
Other time deposits	4,035	4,052	4,022	—	—
Certificates $100,000 and over	2,815	3,305	2,683	(15%)	5%
Other deposits	—	7	—	(100%)	—
Federal funds purchased	608	1,182	172	(49%)	NM
Other short-term borrowings	3,564	1,675	1,602	NM	NM
Long-term debt	14,949	15,738	14,414	(5%)	4%

Total interest-bearing liabilities	85,450	85,381	83,305	—	3%
Demand deposits	35,201	36,254	33,760	(3%)	4%
Other liabilities	4,524	4,325	4,693	5%	(4%)

Total Liabilities	125,175	125,960	121,758	(1%)	3%
Total Equity	16,407	16,013	15,859	2%	3%

Total Liabilities and Equity	$141,582	$141,973	$137,617	—	3%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.23%	3.12%	3.16%	4%	2%
Commercial mortgage loans(a)	3.27%	3.11%	3.27%	5%	—
Commercial construction loans(a)	3.38%	3.18%	3.23%	6%	5%
Commercial leases(a)	2.77%	2.68%	2.90%	3%	(4%)
Residential mortgage loans	3.63%	3.62%	3.83%	—	(5%)
Home equity	3.80%	3.57%	3.66%	6%	4%
Automobile loans	2.65%	2.67%	2.68%	(1%)	(1%)
Credit card	10.64%	10.17%	10.22%	5%	4%
Other consumer loans and leases	6.27%	6.95%	10.79%	(10%)	(42%)

Total loans and leases	3.46%	3.36%	3.46%	3%	—
Taxable securities	3.14%	3.16%	3.30%	(1%)	(5%)
Tax exempt securities(a)	4.32%	5.69%	5.24%	(24%)	(18%)
Other short-term investments	0.42%	0.28%	0.25%	50%	68%

Total interest-earning assets	3.34%	3.26%	3.28%	2%	2%

Interest-bearing liabilities:
Interest checking deposits	0.23%	0.19%	0.20%	21%	15%
Savings deposits	0.04%	0.05%	0.07%	(20%)	(43%)
Money market deposits	0.25%	0.22%	0.32%	14%	(22%)
Foreign office deposits	0.15%	0.14%	0.20%	7%	(25%)
Other time deposits	1.22%	1.20%	1.17%	2%	4%
Certificates $100,000 and over	1.28%	1.09%	1.16%	17%	10%
Other deposits	0.00%	0.09%	0.00%	(100%)	—
Federal funds purchased	0.36%	0.12%	0.09%	NM	NM
Other short-term borrowings	0.39%	0.12%	0.11%	NM	NM
Long-term debt	2.22%	2.12%	2.03%	5%	9%

Total interest-bearing liabilities	0.64%	0.61%	0.60%	5%	7%

Ratios:
Net interest margin (taxable equivalent)	2.91%	2.85%	2.86%	2%	2%
Net interest rate spread (taxable equivalent)	2.70%	2.65%	2.68%	2%	1%
Interest-bearing liabilities to interest-earning assets	68.01%	67.85%	69.02%	—	(1%)

(a)	Presented on a fully taxable equivalent basis.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	March	December	September	June	March
	2016	2015	2015	2015	2015
Assets
Interest-earning assets:
Commercial and industrial loans	$43,127	$43,175	$43,162	$42,554	$41,462
Commercial mortgage loans	6,908	7,053	7,038	7,149	7,248
Commercial construction loans	3,297	3,141	2,966	2,549	2,198
Commercial leases	3,875	3,841	3,847	3,776	3,716
Residential mortgage loans	14,405	14,315	13,976	13,375	13,515
Home equity	8,241	8,394	8,521	8,655	8,802
Automobile loans	11,285	11,674	11,881	11,902	11,933
Credit card	2,277	2,320	2,277	2,296	2,321
Other consumer loans and leases	663	674	661	483	464
Taxable securities	29,619	28,951	28,251	27,344	23,102
Tax exempt securities	78	52	52	59	59
Other short-term investments	1,876	2,253	1,799	3,160	5,877

Total interest-earning assets	125,651	125,843	124,431	123,302	120,697
Cash and due from banks	2,335	2,466	2,503	2,636	2,830
Other assets	14,869	14,925	15,064	15,322	15,412
Allowance for loan and lease losses	(1,273)	(1,261)	(1,292)	(1,300)	(1,322)

Total Assets	$141,582	$141,973	$140,706	$139,960	$137,617

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$25,740	$25,296	$25,590	$26,894	$26,885
Savings deposits	14,601	14,615	14,868	15,156	15,174
Money market deposits	18,655	18,775	18,253	18,071	17,492
Foreign office deposits	483	736	718	955	861
Other time deposits	4,035	4,052	4,057	4,074	4,022
Certificates $100,000 and over	2,815	3,305	2,924	2,558	2,683
Other deposits	—	7	222	—	—
Federal funds purchased	608	1,182	1,978	326	172
Other short-term borrowings	3,564	1,675	1,897	1,705	1,602
Long-term debt	14,949	15,738	14,664	13,741	14,414

Total interest-bearing liabilities	85,450	85,381	85,171	83,480	83,305
Demand deposits	35,201	36,254	35,231	35,384	33,760
Other liabilities	4,524	4,325	4,458	5,215	4,693

Total Liabilities	125,175	125,960	124,860	124,079	121,758
Total Equity	16,407	16,013	15,846	15,881	15,859

Total Liabilities and Equity	$141,582	$141,973	$140,706	$139,960	$137,617

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.23%	3.12%	3.11%	3.14%	3.16%
Commercial mortgage loans(a)	3.27%	3.11%	3.17%	3.22%	3.27%
Commercial construction loans(a)	3.38%	3.18%	3.13%	3.17%	3.23%
Commercial leases(a)	2.77%	2.68%	2.72%	2.83%	2.90%
Residential mortgage loans	3.63%	3.62%	3.63%	3.69%	3.83%
Home equity	3.80%	3.57%	3.61%	3.66%	3.66%
Automobile loans	2.65%	2.67%	2.62%	2.65%	2.68%
Credit card	10.64%	10.17%	10.38%	10.33%	10.22%
Other consumer loans and leases	6.27%	6.95%	6.81%	8.49%	10.79%

Total loans and leases	3.46%	3.36%	3.36%	3.41%	3.46%
Taxable securities	3.14%	3.16%	3.23%	3.20%	3.30%
Tax exempt securities(a)	4.32%	5.69%	5.20%	4.82%	5.24%
Other short-term investments	0.42%	0.28%	0.23%	0.25%	0.25%

Total interest-earning assets	3.34%	3.26%	3.29%	3.28%	3.28%

Interest-bearing liabilities:
Interest checking deposits	0.23%	0.19%	0.18%	0.19%	0.20%
Savings deposits	0.04%	0.05%	0.05%	0.05%	0.07%
Money market deposits	0.25%	0.22%	0.21%	0.23%	0.32%
Foreign office deposits	0.15%	0.14%	0.14%	0.14%	0.20%
Other time deposits	1.22%	1.20%	1.19%	1.24%	1.17%
Certificates $100,000 and over	1.28%	1.09%	1.16%	1.24%	1.16%
Other deposits	0.00%	0.09%	0.16%	0.00%	0.00%
Federal funds purchased	0.36%	0.12%	0.14%	0.12%	0.09%
Other short-term borrowings	0.39%	0.12%	0.13%	0.12%	0.11%
Long-term debt	2.22%	2.12%	2.16%	2.04%	2.03%

Total interest-bearing liabilities	0.64%	0.61%	0.58%	0.56%	0.60%

Ratios:
Net interest margin (taxable equivalent)	2.91%	2.85%	2.89%	2.90%	2.86%
Net interest rate spread (taxable equivalent)	2.70%	2.65%	2.71%	2.72%	2.68%
Interest-bearing liabilities to interest-earning assets	68.01%	67.85%	68.45%	67.70%	69.02%

(a)	Presented on a fully taxable equivalent basis.

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	March	December	September	June	March
	2016	2015	2015	2015	2015
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$43,089	$43,154	$43,149	$42,550	$41,426
Commercial mortgage loans	6,886	7,032	7,023	7,148	7,241
Commercial construction loans	3,297	3,141	2,965	2,549	2,197
Commercial leases	3,874	3,839	3,846	3,776	3,715

Total commercial loans and leases	57,146	57,166	56,983	56,023	54,579
Consumer loans and leases:
Residential mortgage loans	13,788	13,504	13,144	12,831	12,433
Home equity	8,217	8,360	8,479	8,654	8,802
Automobile loans	11,283	11,670	11,877	11,902	11,933
Credit card	2,179	2,218	2,277	2,296	2,321
Other consumer loans and leases	662	676	613	467	440

Total consumer loans and leases	36,129	36,428	36,390	36,150	35,929

Total average portfolio loans and leases	$93,275	$93,594	$93,373	$92,173	$90,508

Average loans held for sale	$803	$993	$956	$566	$1,151

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$43,433	$42,131	$42,948	$42,800	$42,052
Commercial mortgage loans	6,864	6,957	7,061	7,150	7,209
Commercial construction loans	3,428	3,214	3,101	2,709	2,302
Commercial leases	3,956	3,854	3,898	3,881	3,786

Total commercial loans and leases	57,681	56,156	57,008	56,540	55,349
Consumer loans and leases:
Residential mortgage loans	13,895	13,716	13,392	12,933	12,569
Home equity	8,112	8,301	8,427	8,547	8,714
Automobile loans	11,128	11,493	11,826	11,909	11,873
Credit card	2,138	2,259	2,229	2,278	2,291
Other consumer loans and leases	651	657	692	496	448

Total consumer loans and leases	35,924	36,426	36,566	36,163	35,895

Total portfolio loans and leases	$93,605	$92,582	$93,574	$92,703	$91,244

Total loans held for sale	$803	$903	$994	$995	$724

Operating lease equipment	$738	$707	$680	$670	$695

Loans and Leases Serviced for Others:(a)
Commercial and industrial loans	$552	$588	$589	$594	$609
Commercial mortgage loans	231	239	260	266	279
Commercial construction loans	26	27	26	25	21
Commercial leases	262	256	252	260	257
Residential mortgage loans	57,758	59,024	60,301	61,727	64,178
Automobile loans	102	122	146	174	203

Total loans and leases serviced for others	58,931	60,256	61,574	63,046	65,547

Total loans and leases serviced	$154,077	$154,448	$156,822	$157,414	$158,210

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital

$ in millions

(unaudited)

	Basel III Transitional
	As of
	March	December	September	June	March
	2016(a)	2015	2015	2015	2015
Regulatory capital:
Common stock and related surplus (net of treasury stock)	1,738	$1,953	$2,147	$2,419	2,565
Retained earnings	12,570	12,358	11,826	11,564	11,380
Common equity tier I capital adjustments and deductions	(2,394)	(2,394)	(2,399)	(2,401)	(2,402)

CET1 capital	11,914	11,917	11,574	11,582	11,543
Additional tier I capital	1,330	1,343	1,340	1,340	1,339

Tier I capital	13,244	13,260	12,914	$12,922	$12,882
Tier II capital	4,553	3,874	3,935	3,909	4,112

Total regulatory capital	$17,797	$17,134	$16,849	$16,831	$16,994

Risk-weighted assets(b)	$121,432	$121,290	$123,148	$122,986	$121,310

Ratios:
Average shareholders’ equity to average assets	11.57%	11.26%	11.24%	11.32%	11.50%

Regulatory capital ratios:
	Basel III Transitional

Fifth Third Bancorp
CET1 capital(b)	9.81%	9.82%	9.40%	9.42%	9.52%
Tier I risk-based capital(b)	10.91%	10.93%	10.49%	10.51%	10.62%
Total risk-based capital(b)	14.66%	14.13%	13.68%	13.69%	14.01%
Tier I leverage	9.57%	9.54%	9.38%	9.44%	9.59%
CET1 capital (fully phased-in)(b)(c)	9.72%	9.72%	9.30%	9.31%	9.41%

Fifth Third Bank
Tier I risk-based capital(b)	11.79%	11.92%	11.39%	11.25%	11.36%
Total risk-based capital(b)	13.63%	13.12%	12.55%	12.44%	12.58%
Tier I leverage	10.39%	10.43%	10.21%	10.14%	10.30%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.
(c)	This ratio has been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 32.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	March 2016	December 2015	September 2015	June 2015	March 2015
Average portfolio loans and leases:
Commercial and industrial loans	$43,089	$43,154	$43,149	$42,550	$41,426
Commercial mortgage loans	6,886	7,032	7,023	7,148	7,241
Commercial construction loans	3,297	3,141	2,965	2,549	2,197
Commercial leases	3,874	3,839	3,846	3,776	3,715
Residential mortgage loans	13,788	13,504	13,144	12,831	12,433
Home equity	8,217	8,360	8,479	8,654	8,802
Automobile loans	11,283	11,670	11,877	11,902	11,933
Credit card	2,179	2,218	2,277	2,296	2,321
Other consumer loans and leases	662	676	613	467	440

Total average portfolio loans and leases	$93,275	$93,594	$93,373	$92,173	$90,508

Losses charged-off:
Commercial and industrial loans	($50)	($38)	($133)	($40)	($43)
Commercial mortgage loans	(8)	(7)	(13)	(14)	(5)
Commercial construction loans	—	—	(3)	—	—
Commercial leases	(2)	(1)	—	—	—
Residential mortgage loans	(4)	(5)	(6)	(8)	(9)
Home equity	(11)	(13)	(13)	(13)	(17)
Automobile loans	(14)	(13)	(11)	(9)	(13)
Credit card	(23)	(22)	(24)	(24)	(24)
Other consumer loans and leases	(4)	(6)	(6)	(4)	(4)

Total losses charged-off	($116)	($105)	($209)	($112)	($115)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$4	$8	$5	$6	$5
Commercial mortgage loans	2	4	2	3	4
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—
Residential mortgage loans	2	2	3	3	3
Home equity	3	4	4	4	3
Automobile loans	5	4	4	5	5
Credit card	3	3	3	3	3
Other consumer loans and leases	1	—	—	2	1

Total recoveries of losses previously charged-off	$20	$25	$21	$26	$24

Net losses charged-off:
Commercial and industrial loans	($46)	($30)	($128)	($34)	($38)
Commercial mortgage loans	(6)	(3)	(11)	(11)	(1)
Commercial construction loans	—	—	(3)	—	—
Commercial leases	(2)	(1)	—	—	—
Residential mortgage loans	(2)	(3)	(3)	(5)	(6)
Home equity	(8)	(9)	(9)	(9)	(14)
Automobile loans	(9)	(9)	(7)	(4)	(8)
Credit card	(20)	(19)	(21)	(21)	(21)
Other consumer loans and leases	(3)	(6)	(6)	(2)	(3)

Total net losses charged-off	($96)	($80)	($188)	($86)	($91)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.43%	0.28%	1.17%	0.32%	0.38%
Commercial mortgage loans	0.35%	0.19%	0.66%	0.62%	0.05%
Commercial construction loans	(0.06%)	0.00%	0.43%	0.00%	(0.06%)
Commercial leases	0.20%	0.15%	0.00%	(0.01%)	0.00%
Residential mortgage loans	0.07%	0.08%	0.10%	0.16%	0.19%
Home equity	0.36%	0.39%	0.42%	0.41%	0.61%
Automobile loans	0.32%	0.31%	0.23%	0.14%	0.28%
Credit card	3.73%	3.40%	3.77%	3.62%	3.60%
Other consumer loans and leases	2.28%	3.10%	3.52%	2.45%	4.02%

Total net losses charged-off as a percent of average portfolio loans and leases	0.42%	0.34%	0.80%	0.37%	0.41%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	March 2016	December 2015	September 2015	June 2015	March 2015
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,272	$1,261	$1,293	$1,300	$1,322
Total net losses charged-off	(96)	(80)	(188)	(86)	(91)
Provision for loan and lease losses	119	91	156	79	69

Allowance for loan and lease losses, ending	$1,295	$1,272	$1,261	$1,293	$1,300

Reserve for unfunded commitments, beginning	$138	$134	$132	$130	$135
Provision (benefit) for unfunded commitments	6	4	2	2	(4)
Charge-offs	—	—	—	—	(1)

Reserve for unfunded commitments, ending	$144	$138	$134	$132	$130

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,295	$1,272	$1,261	$1,293	$1,300
Reserve for unfunded commitments	144	138	134	132	130

Total allowance for credit losses	$1,439	$1,410	$1,395	$1,425	$1,430

	As of
	March 2016	December 2015	September 2015	June 2015	March 2015
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$278	$82	$47	$61	$61
Commercial mortgage loans	51	56	60	49	57
Commercial construction loans	—	—	—	—	—
Commercial leases	4	—	2	2	2
Residential mortgage loans	25	28	31	35	40
Home equity	61	62	65	70	71

Total nonaccrual portfolio loans and leases (excludes restructured loans)	419	228	205	217	231
Nonaccrual restructured portfolio commercial loans and leases	210	203	177	175	205
Nonaccrual restructured portfolio consumer loans and leases	72	75	76	83	90

Total nonaccrual portfolio loans and leases	701	506	458	475	526
Repossessed property	17	18	17	16	20
OREO	107	123	131	135	145

Total nonperforming portfolio assets	825	647	606	626	691
Nonaccrual loans held for sale	3	1	1	1	2
Nonaccrual restructured loans held for sale	2	11	1	—	—

Total nonperforming assets	$830	$659	$608	$627	$693

Restructured portfolio consumer loans and leases (accrual)	$998	$979	$973	$970	$943
Restructured portfolio commercial loans and leases (accrual)	$461	$491	$571	$769	$774

90 days past due loans and leases:
Commercial and industrial loans	$3	$7	$3	$2	$2
Commercial mortgage loans	—	—	2	—	1
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	3	7	5	2	3

Residential mortgage loans	44	40	40	43	48
Home equity	—	—	—	—	—
Automobile loans	8	10	8	8	7
Credit card	18	18	17	17	20
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	70	68	65	68	75

Total 90 days past due loans and leases(b)	$73	$75	$70	$70	$78

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.42%	0.34%	0.80%	0.37%	0.41%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.38%	1.37%	1.35%	1.39%	1.42%
As a percent of nonperforming loans and leases(a)	185%	252%	275%	272%	247%
As a percent of nonperforming assets(a)	157%	197%	208%	206%	188%
Nonperforming loans and leases as a percent of portfolio loans and leases and OREO(a)	0.75%	0.55%	0.49%	0.51%	0.57%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(a)	0.88%	0.70%	0.65%	0.67%	0.76%
Nonperforming assets as a percent of total loans, leases and other assets, including OREO	0.88%	0.70%	0.64%	0.67%	0.75%
Allowance for credit losses as a percent of nonperforming assets	174%	218%	230%	228%	207%

(a)	Does not include nonaccrual loans held for sale.
(b)	Does not include loans held for sale.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

		For the Three Months Ended
		March 2016	December 2015	September 2015	June 2015	March 2015
Income before income taxes (U.S. GAAP)		$435	$949	$515	$417	$485
Add:	Provision expense (U.S. GAAP)	119	91	156	79	69

Pre-provision net revenue		554	1,040	671	496	554

Net income available to common shareholders (U.S. GAAP)		312	634	366	292	346
Add:	Intangible amortization, net of tax	—	—	—	—	—

Tangible net income available to common shareholders		312	634	366	292	346
Tangible net income available to common shareholders (annualized) (a)		1,255	2,515	1,452	1,171	1,403

Average Bancorp shareholders’ equity (U.S. GAAP)		16,376	15,982	15,815	15,841	15,820
Less:	Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Average goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
	Average intangible assets and other servicing rights	(12)	(13)	(14)	(15)	(15)

Average tangible common equity (b)		12,617	12,222	12,054	12,079	12,058

Total Bancorp shareholders’ equity (U.S. GAAP)		16,323	15,839	15,826	15,605	15,864
Less:	Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
	Intangible assets and other servicing rights	(12)	(13)	(13)	(14)	(15)

Tangible common equity, including unrealized gains / losses (c)		12,564	12,079	12,066	11,844	12,102
Less:	Accumulated other comprehensive income	(684)	(197)	(522)	(291)	(588)

Tangible common equity, excluding unrealized gains / losses (d)		11,880	11,882	11,544	11,553	11,514
Add:	Preferred stock	1,331	1,331	1,331	1,331	1,331

Tangible equity (e)		13,211	13,213	12,875	12,884	12,845

Total assets (U.S. GAAP)		142,430	141,048	141,883	141,628	140,437
Less:	Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
	Intangible assets and other servicing rights	(12)	(13)	(13)	(14)	(15)

Tangible assets, including unrealized gains / losses (f)		140,002	138,619	139,454	139,198	138,006
Less:	Accumulated other comprehensive income / loss, before tax	(1,052)	(303)	(803)	(448)	(905)

Tangible assets, excluding unrealized gains / losses (g)		$138,950	$138,316	$138,651	138,750	137,101

Common shares outstanding (h)		770	785	795	810	815

		Basel III
		Transitional
Risk-weighted assets (actual) (i) (1)		$121,432	$121,290	$123,148	$122,986	$121,310

Ratios:
Return on average tangible common equity (a) / (b)		9.9%	20.6%	12.0%	9.7%	11.7%
Tangible equity (e) / (g)		9.51%	9.55%	9.29%	9.29%	9.37%
Tangible common equity (excluding unrealized gains/losses) (d) / (g)		8.55%	8.59%	8.33%	8.33%	8.40%
Tangible common equity (including unrealized gains/losses) (c) / (f)		8.97%	8.71%	8.65%	8.51%	8.77%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (d) / (i)		9.78%	9.80%	9.37%	9.39%	9.49%
Tangible book value per share (c) / (h)		$16.32	$15.39	$15.18	$14.62	$14.85

Basel III Final Rule - Transition to fully phased-in
		March 2016	December 2015	September 2015	June 2015	March 2015
CET1 capital (transitional)		$11,914	$11,917	$11,574	$11,582	$11,543
Less: Adjustments to CET1 capital from transitional to fully phased-in (2)		(5)	(8)	(11)	(12)	(13)

CET1 capital (fully phased-in) (j)		11,909	11,909	11,563	11,570	11,530

Risk-weighted assets (transitional)		121,432	121,290	123,148	122,986	121,310
Add: Adjustments to risk-weighted assets from transitional to fully phased-in (3)		1,027	1,178	1,136	1,280	1,182

Risk-weighted assets (fully phased-in) (k)		$122,459	$122,468	$124,284	$124,266	$122,492

Estimated CET1 capital ratio under Basel III Final Rule (fully phased-in) (j)/(k)		9.72%	9.72%	9.30%	9.31%	9.41%

(1)	Under the banking agencies’ risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk-weight of the category. The resulting weighted values are added together, along with the measure for market risk, resulting in the Bancorp’s total risk-weighted assets.
(2)	Primarily relates to disallowed intangible assets (other than goodwill and MSRs, net of associated deferred tax liabilities).
(3)	Primarily relates to higher risk-weighting for MSRs.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended March 31, 2016	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total

Net interest income(a)	$457	$426	$60	$43	($77)	$909
Provision for loan and lease losses	(65)	(34)	(12)	—	(8)	(119)

Net interest income after provision for loan and lease losses	392	392	48	43	(85)	790
Total non-interest income	223	189	83	100	42	637
Total non-interest expense	(363)	(411)	(118)	(107)	13	(986)

Income (loss) before income taxes	252	170	13	36	(30)	441
Applicable income tax expense(a)	(41)	(60)	(5)	(13)	5	(114)

Net income (loss)	211	110	8	23	(25)	327
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	211	110	8	23	(25)	327
Dividends on preferred stock	—	—	—	—	15	15

Net income (loss) available to common shareholders	$211	$110	$8	$23	($40)	$312

For the three months ended December 31, 2015(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total

Net interest income(a)	$425	$406	$63	$37	($27)	$904
Provision for loan and lease losses	(27)	(35)	(11)	—	(18)	(91)

Net interest income after provision for loan and lease losses	398	371	52	37	(45)	813
Total non-interest income	223	186	80	101	514	1,104
Total non-interest expense	(338)	(393)	(116)	(112)	(4)	(963)

Income before income taxes	283	164	16	26	465	954
Applicable income tax expense(a)	(55)	(57)	(6)	(9)	(170)	(297)

Net income	228	107	10	17	295	657
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	228	107	10	17	295	657
Dividends on preferred stock	—	—	—	—	23	23

Net income available to common shareholders	$228	$107	$10	$17	$272	$634

For the three months ended September 30, 2015(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total

Net interest income(a)	$418	$395	$62	$33	($2)	$906
Provision for loan and lease losses	(195)	(37)	(11)	—	87	(156)

Net interest income after provision for loan and lease losses	223	358	51	33	85	750
Total non-interest income	228	197	76	102	110	713
Total non-interest expense	(334)	(404)	(107)	(112)	14	(943)

Income (loss) before income taxes	117	151	20	23	209	520
Applicable income tax expense(a)	4	(53)	(7)	(9)	(74)	(139)

Net income (loss)	121	98	13	14	135	381
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	121	98	13	14	135	381
Dividends on preferred stock	—	—	—	—	15	15

Net income (loss) available to common shareholders	$121	$98	$13	$14	$120	$366

For the three months ended June 30, 2015(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total

Net interest income(a)	$407	$376	$63	$29	$17	$892
Provision for loan and lease losses	(37)	(36)	(8)	(1)	3	(79)

Net interest income after provision for loan and lease losses	370	340	55	28	20	813
Total non-interest income	232	94	122	103	5	556
Total non-interest expense	(348)	(404)	(113)	(115)	33	(947)

Income before income taxes	254	30	64	16	58	422
Applicable income tax expense(a)	(43)	(11)	(23)	(6)	(30)	(113)

Net income	211	19	41	10	28	309
Less: Net income attributable to noncontrolling interests	—	—	—	—	(6)	(6)

Net income attributable to Bancorp	211	19	41	10	34	315
Dividends on preferred stock	—	—	—	—	23	23

Net income available to common shareholders	$211	$19	$41	$10	$11	$292

For the three months ended March 31, 2015(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total

Net interest income(a)	$397	$377	$63	$29	($14)	$852
Provision for loan and lease losses	(42)	(42)	(14)	(1)	30	(69)

Net interest income after provision for loan and lease losses	355	335	49	28	16	783
Total non-interest income	174	176	129	107	44	630
Total non-interest expense	(348)	(400)	(105)	(115)	45	(923)

Income before income taxes	181	111	73	20	105	490
Applicable income tax expense(a)	(18)	(39)	(26)	(7)	(39)	(129)

Net income	163	72	47	13	66	361
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	163	72	47	13	66	361
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$163	$72	$47	$13	$51	$346

(a)	Includes taxable equivalent adjustments of $6 million for the three months ended March 31, 2016 and $5 million for the three months ended December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015.
(b)	Prior period balances have been adjusted to reflect changes in internal allocation methodologies.